UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 13, 2006
ALPHARMA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8593	22-2095212

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Executive Drive
Fort Lee, New Jersey		07024

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number including area code (201) 947-7774
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 7.01 Regulation FD Disclosure.
     On December 13, 2006, Alpharma Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company has entered into a definitive agreement with A.L. Industrier ASA (“ALI”), to repurchase 100% of the outstanding Class B shares of the Company for $25.50 per share in cash (the “Transaction”). The Class B Stock represents 21.7% of the total outstanding common stock as of September 30, 2006. ALI, a Norwegian company, is able to control the Company through its ability to elect more than a majority of the Board of Directors of the Company and to cast a majority of the votes in any non-class vote of the Company’s stockholders. The Transaction is contingent upon approval of the shareholders of ALI. The Transaction is expected to close in the fourth quarter of 2006.
     The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The press release should be read together with the information contained in the reports that the Company files with the Securities and Exchange Commission.
     This information is being furnished under Items 7.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.
     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 13, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2006	ALPHARMA INC.

	By:	/s/ Jeffrey S. Campbell
	Name:	Jeffrey S. Campbell
	Title:	Vice President, Finance and Interim Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release issued by the Company on December 13, 2006.